PRESERVATION TRUST ADVISORS, LLC

Code of Ethics

Background

Rule 204A-1 under the Advisers Act requires each registered investment advisers to adopt and implement a written code of ethics that contains provisions regarding:

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The adviser’s fiduciary duty to its clients,

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Compliance with all applicable Federal Securities Laws,

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Reporting and review of personal securities transactions and holdings,

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Reporting of violations of the code, and

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The provision of the code to all supervised persons.

General

The Code of Ethics is predicated on the principle that PTA owes a fiduciary duty to its clients.1

Accordingly, Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of clients. At all times, PTA will:

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Place client interests ahead of PTA’s – As a fiduciary, PTA will serve in its clients’ best interests.  In other words, Employees may not benefit at the expense of advisory clients.  This concept is particularly relevant when Employees are making personal investments in securities traded by advisory clients.

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Engage in personal investing that is in full compliance with PPTA’s Code of Ethics – Employees must review and abide by PTA’s Personal Securities Transaction and Insider Trading Policies.

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Avoid taking advantage of your position – Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with PTA, or on behalf of an advisory client, unless in compliance with the Gift and Entertainment Policy below.

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Maintain full compliance with the Federal Securities Laws – Employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act.

Any questions with respect to PTA’s Code of Ethics should be directed to the CCO and the CIO.  As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics to the CCO.  All reported Code of Ethics violations will be treated as being made on an anonymous basis.

Risks

In developing this policy and procedure, PTA considered the material risks associated with administering the code of ethics.  This analysis includes risks such as:

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Employees may not understand the fiduciary duty that they, and PTA, owe to Clients.

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Employees may not report personal securities transactions.

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Employees may trade personal accounts ahead of Client accounts.

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Employees may allocate profitable trades to personal accounts or unprofitable trades to Client accounts.

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One or more Employees may engage in an excessive volume of personal trading that detracts from the ability to perform services for clients.

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Violations of the Federal Securities Laws, this code of ethics, or the policies and procedures set forth in this Regulatory Compliance Manual, may not be reported to the CCO and/or appropriate supervisory personnel.

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PTA may not provide its code of ethics and any amendments to all Employees.

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PTA may not retain Employees’ written acknowledgements that they received the code and any amendments.

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Employees may take advantage of their position by accepting gifts or other gratuities (including access to IPO investments) from individuals seeking to do business with PTA.

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Access persons may not be aware of what constitutes insider information.

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Employees may serve as trustees and/or directors of outside organizations, creating conflicts of interest (for example, if the adviser wants to recommend the organization for investment or if the organization is one of PTA’s service providers.)

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Employees may use firm property, including research, supplies, and equipment, for personal benefit.

PTA has established the following guidelines to mitigate these risks.2

Guiding Principles & Standards of Conduct

All Employees of PTA will act with competence, dignity and integrity, in an ethical manner, when dealing with clients, the public, prospects, third-party service providers and fellow Employees.  The following set of principles frame the professional and ethical conduct that PTA expects from its Employees:

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Act with integrity, competence, diligence, respect, and in an ethical manner with the public, clients, prospective clients, employers, Employees, colleagues in the investment profession, and other participants in the global capital markets;

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Place the integrity of the investment profession, the interests of clients, and the interests of PTA above one’s own personal interests;

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Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

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Avoid any actual or potential conflict of interest;

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Conduct all personal securities transactions in a manner consistent with this policy;

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Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

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Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession;

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Promote the integrity of, and uphold the rules governing, capital markets;

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Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals; and

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Comply with applicable provisions of the federal securities laws.

PTA HAS ZERO TOLERANCE FOR RETALIATORY ACTIONS AND THEREFORE MAY SUBJECT OFFENDERS TO MORE SEVERE ACTION THAN SET FORTH IN THIS CODE OF ETHICS.  IN ORDER TO MINIMIZE THE POTENTIAL FOR SUCH BEHAVIOR, ALL REPORTS OF CODE OF ETHICS VIOLATIONS WILL BE TREATED AS BEING MADE ON AN ANONYMOUS BASIS.

Personal Security Transaction Policy

Employees and members of their households may not purchase or sell any security in which the Employee or household member has a beneficial ownership unless the transaction occurs in an exempted security or the Employee has complied with the Personal Security Transaction Policy set forth below.

PTA has determined that employees may not invest directly in securities held by, or considered for investment by the PTA private investment funds.  The Investable Universe of securities, maintained by the Trader and supervised by the CCO, must be regularly updated.  The Investable Universe shall be compiled with assistance from Analysts and Portfolio Managers and include companies that PTA is evaluating on behalf of its clients.  For procedures governing maintenance of the Investable Universe, see the Portfolio Management and Review Policy.

Employees

PTA Employees are prohibited from transacting in any securities other than “Exempt Securities” as outlined below and the PTA private investment funds.  Employees are prohibited from transacting in securities that are part of the Investable Universe, limited offerings (other than the PTA private investment funds), and IPOs.

Employees do not have to report transactions in Exempt Securities or separately report follow-on investments in the PTA private investment funds.  Approval of initial investments in the PTA private investment funds by Employees will be documented by PTA’s acceptance of a completed subscription agreement.  All subsequent investments in such affiliated limited offering(s) that do not require the execution of additional subscription agreements do, however, require pre-approval by the CCO via the Limited Offering & IPO Request and Reporting Form attached to this policy.

Procedures for Members of an Employee’s Household

Members of an Employee’s household and others with accounts in which an Employee has a direct or indirect beneficial ownership (collectively “Household Members”) must report their personal securities transactions.  The only exception to this is that Household Members do not have to report transactions in Exempt Securities or separately report follow-on investments in the PTA private investment funds.  Approval of initial investments in the PTA private investment funds by Household Members will be documented by PTA’s acceptance of a completed subscription agreement.  All subsequent investments in such affiliated limited offering(s) that do not require the execution of additional subscription agreements do, however, require pre-approval by the CCO via the Limited Offering & IPO Request and Reporting Form attached to this policy.

Investments by Household Members in limited offerings (other than investments in the PTA private investment funds) and IPOs are prohibited.  Exceptions may be granted in writing by the CCO or CIO upon written request from Household Members using the Limited Offering & IPO Request and Reporting Form.  Employees are responsible for ensuring adherence to this policy.

PTA reserves the right to request the reversal or cancellation of any transaction that would involve a security that is part of the Investable Universe, or any other transaction that may have the appearance of improper conduct.

Reportable and Exempt Securities

PTA requires Employees and Household Members to provide periodic reports (See Reporting section below) regarding transactions and holdings in any Reportable Security, which includes all Securities except for the following:

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Direct obligations of the Government of the United States;

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Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements;

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Shares issued by money market funds;

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Shares issued by open-end funds other than Reportable Funds; and

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Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

Commodities, futures, and options traded on a commodities exchange, including currency futures are not considered securities.  However, futures and options on any group or index of securities shall be considered securities.

PLEASE NOTE: THE REPORTING EXEMPTION DOES NOT APPLY TO SHARES OF OPEN-END MUTUAL FUNDS ADVISED BY PTA (OR AN AFFILIATE) OR OTHERWISE AFFILIATED WITH PTA (OR AN AFFILIATE).

EMPLOYEES WOULD HAVE TO PRE-CLEAR AND REPORT ANY PERSONAL TRANSACTION IN A REPORTABLE FUND.

Exchange-traded funds, or ETFs are somewhat similar to open-end registered investment companies.  However, ETFs are Reportable Securities, and are subject to the reporting requirements contained in PTA’s Personal Security Transaction policy.

Beneficial Ownership

Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities.  Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

The following are examples of indirect pecuniary interests in securities:

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Securities held by members of Employees’ immediate family sharing the same household (including adoptive relationships);3

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Ownership interest, as limited partner, in securities held by a limited partnership; and

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Ownership interest, as a member, in securities held by a limited liability company.

Employees do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.

The following circumstances constitute beneficial ownership by Employees of securities held by a trust:

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Ownership of securities as a trustee where either the Employee or members of the Employee’s immediate family have a vested interest in the principal or income of the trust;

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Ownership of securities as a trustee where either the Employee or members of the Employee’s immediate family have a vested beneficial interest in a trust (beneficiary); and

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Employee serves as a settlor/grantor of a trust, unless the consent of all of the beneficiaries is required in order for the Employee to revoke the trust.

Investments in Limited Offerings and IPOs

No Employee or Household Member shall acquire, directly or indirectly, any Beneficial Ownership in any limited offering (other than interests in the PTAPTA private investment funds) or IPO.4

With regard to a prospective Employee or Household Member investment in a limited offering sponsored by PTA or an affiliate of PTA, such Employee or Household Member shall not be required to obtain pre-approval from the CCO for an “initial” investment in such affiliated limited offering.  Rather, the execution of a subscription document shall serve as evidence of PTA’s pre-approval of the investment in the affiliated limited offering.  All subsequent investments in such affiliated limited offering(s) that do not require the execution of additional subscription agreements do, however, require pre-approval by the CCO via the Limited Offering & IPO Request and Reporting Form attached to this policy.

A record of limited offering and IPO approvals (PTA private investment fund follow-on investments and rare limited offering and IPO exceptions granted to Household Members) by the CCO and CIO and the reasons supporting those decisions shall be kept as required in the Records section of this Policy.

Reporting

In order to provide PTA with information to enable it to determine with reasonable assurance any indications of Scalping, Front-Running or the appearance of a conflict of interest with trading by PTA clients, each Employee shall report his/her securities transactions and holdings to the CCO on a quarterly basis

EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT TRANSACTIONS BY HOUSEHOLD MEMBERS  IN ACCOUNTS OVER WHICH THE EMPLOYEE HAS DIRECT OR INDIRECT INFLUENCE OR CONTROL.

Quarterly Transaction Reports

Employees shall be required to report their personal securities transactions to the CCO no later than thirty (30) days after the end of each calendar quarter; PTA requires employees to report the following information for each transaction in a Reportable Security in which the Employee had, or as a result of the transaction acquired, any direct or indirect beneficial ownership: (a) the date of the transaction, the title, the exchange ticker symbol or CUSIP number (as applicable), the interest rate and maturity date (as applicable), and the number of shares or the principal amount (as applicable); (b) the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition); (c) the price at which the transaction was effected; (d) the name of the broker, dealer, or bank with or through which the transaction was effected; and (e) the date that the report is submitted.

Initial and Annual Holdings Reports

New PTA Employees are required to report all of their personal securities holdings and securities accounts to the CCO no later than 10 days after the commencement of their employment.  The initial holdings report must be current as of a date not more than 45 days prior to the date the person becomes subject to this Code.

Existing Employees will be provided with a complete list of securities holdings on an annual basis that is based on transactions reported to the CCO. Employees must verify the accuracy of the holdings statements on or before February 14th of each year by attesting to the accuracy   The annual holdings report will be current as of December 31st.  Employees must also attest to the existence of the securities accounts on record.

Each holdings report (both the initial and annual) will contain: (a) the title and type of security, the exchange ticker symbol or CUSIP number (as applicable), and the number of shares or principal amount (as applicable); (b) the name of any broker, dealer or bank with which the Employee maintains an account holding securities for the Employee's direct or indirect benefit; and (c) the date the Employee submits the report.  In the event that an Employee submits brokerage or custodial statements to satisfy the initial and/or annual holdings report requirement, the Employee must be certain that such statements include the information listed above.

AS NOTED ABOVE, EMPLOYEES MUST REPORT THE NAME OF ANY BROKER, DEALER OR BANK WITH WHICH THE EMPLOYEE MAINTAINS AN ACCOUNT IN WHICH ANY SECURITIES ARE HELD FOR THE EMPLOYEE’S DIRECT OR INDIRECT BENEFIT.

PLEASE NOTE THAT THIS REQUIREMENT DOES NOT PROVIDE FOR ANY EXEMPTIONS TO THE DEFINITION OF A SECURITY.

THUS, IF EMPLOYEES HAVE A BENEFICIAL INTEREST IN A NON-REPORTABLE SECURITY IN AN ACCOUNT THAT HAS NOT PREVIOUSLY BEEN REPORTED, THE NAME OF THE BROKER, DEALER OR BANK WHERE THESE ACCOUNTS ARE MAINTAINED MUST BE REPORTED.

Duplicate Copies

In order for PTA to verify the accuracy of information submitted by Employees to the CCO, Employees must arrange for their brokers/custodians to furnish PTA with duplicate account statements and/or brokerage confirmations.  A form brokerage letter is attached to this Policy.

Exceptions from Reporting Requirements

An Employee is not required to submit: 1) a transaction or initial and annual holdings report with respect to securities held in accounts over which the Employee had no direct or indirect influence or control (i.e., any transactions occurring in an account that is managed on a fully-discretionary basis by an unaffiliated money manager and over which such employee has no direct or indirect influence or control), and 2) a transaction report with respect to transactions effected pursuant to an Automatic Investment Plan.  The CCO will determine on a case-by-case basis whether an account qualifies for either of these exceptions.

Trading and Review

In addition, except for limited circumstances with prior approval, PTA forbids its Employees and their Household Members from trading opposite of the Company’s recommendations.  PTA strictly forbids Front-Running client accounts, which is a practice generally understood to be Employees or their Household Members personally trading ahead of client accounts.  The CCO will closely monitor trading patterns to detect these abuses.  The CIO will monitor the CCO’s personal securities transactions for compliance with the Personal Security Transaction Policy.

The CCO shall also conduct a post-trade review of personal trading by PTA employees and their Household Members.  Specifically, PTA Employees submit the personal trades electronically  to the CCO.  PTA Employees may enter the trades to the CCO contemporaneously as trades occur throughout a quarter or all at once after the end of the quarter.  Alternatively, the firm may aggregate the personal trades of all of its Employees and their Household Members into an electronic download .  Regardless of the method of submission, all Employee and Household Member trades must be reported to the CCO within thirty days after the end of each calendar quarter.  All investment holdings must be reported within 45 days of the calendar year end. The CCO will then compare such trades to the quarterly download of the trades of PTA’s clients. The CCO will issue quarterly report to the CIO of PTA regarding its review.

The reason for the development of a post transaction review process is to ensure that PTA has developed procedures to supervise the activities of its supervised persons.  The comparison of Employee (and associated Household Member) trades to those of advisory clients will identify potential conflicts of interest or the appearance of a potential conflict.

The CCO is responsible for reviewing the personal securities transactions report generated by the Employee and directly from the Employee’s broker.  If PTA discovers that an Employee (or an associated Household Member) is personally trading contrary to the policies set forth above, the Employee shall meet with the CCO and CIO to review the facts surrounding the transactions.  This meeting shall help PTA to determine the appropriate course of action.

Reporting Violations and Remedial Actions

PTA takes the potential for conflicts of interest caused by personal investing very seriously.  As such, the Company requires its Employees to promptly report any violations of the Code of Ethics to the CCO.  PTA’s senior management is aware of the potential matters that may arise as a result of this requirement, and shall take action against any Employee that seeks retaliation against another for reporting violations of the Code of Ethics.

If the CCO has determined that any violation of PTA’s Personal Security Transaction Policy has occurred,  the  CCO may impose sanctions and take such other actions as he deems appropriate,  including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading  rights or  suspension  of  employment  (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause or any combination of the foregoing.  All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations.  Any profits forfeited shall be paid to impacted clients, if any, or given to a charity, based on the judgment of the CCO.

No person shall participate in a determination of whether he or she has committed a violation of this Policy or in the imposition of any sanction against himself or herself.

Insider Trading Policy

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser.  In accordance with Section 204A, PTA has instituted procedures to prevent the misuse of nonpublic information.

In the past, securities laws have been interpreted to prohibit the following activities:

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Trading by an insider while in possession of material non-public information;

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Trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or

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Communicating material non-public information to others in breach of a fiduciary duty.

Whom Does the Policy Cover?

This policy covers all of PTA’s Employees and any transactions in securities conducted by Household Members, trusts, or corporations directly or indirectly controlled by such persons.  In addition, the policy applies to transactions engaged in by corporations in which the Employee is an officer, director, or 10% or greater stockholder and partnerships of which the Employee is a partner (unless the Employee has no direct or indirect control over the partnership).

What Information is Material?

Individuals may not be held liable for trading on inside information unless the information is material.  Advance knowledge of the following types of information is generally regarded as Material:

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Dividend or earnings announcements

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Write-downs or write-offs of assets

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Additions to reserves for bad debts or contingent liabilities

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Expansion or curtailment of company or major division operations

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Merger or joint venture announcements

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New product/service announcements

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Discovery or research developments

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Criminal, civil and government investigations and indictments

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Pending labor disputes

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Debt service or liquidity problems

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Bankruptcy or insolvency problems

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Tender offers, stock repurchase plans, etc.

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Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies.  The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities, and options.

Material information does not have to relate to a company’s business.  For example, material information about the contents of an upcoming newspaper column may affect the price of a security, and therefore be considered material.

What Information is Non-Public?

In order for issues concerning insider trading to arise, information must not only be material, but also Non-Public.

Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information.  However, the distribution of non-public information must occur through commonly recognized channels for the classification to change.  In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information.  Lastly, non-public information does not change to public information solely by selective dissemination.

PTA’s Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information.  Whether the “tip” made to the Employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information.  Employees may also become insiders or tippees if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.

Selective Disclosure

Employees must never disclose the composition of client portfolios to outside third-parties unless: (1) the information is otherwise publicly available or (2) directed to do so by the client (pursuant to fully-disclosed selective disclosure practices specific to the client and only after approval by the CIO).  Federal securities laws may specifically prohibit the dissemination of such information and doing so may be construed as a violation of PTA’s fiduciary duty to clients.  Selectively disclosing the portfolio holdings of a client’s portfolio to certain investors/outside parties may also be viewed as PTA engaging in a practice of favoritism.  All inquiries received by Employees to disclose portfolio holdings must be immediately reported to the CCO and CIO.  In addition, Lynn Bowley, CCO of Northern Lights Compliance Services, LLC must also be notified of inquires received by an Employee or Employees to disclose portfolio holdings to an outside third-party/

PTA will provide certain information relating to the performance of the Funds to investors, as requested.  All investors are provided with the opportunity to request such information to ensure that no selective disclosure of such information has occurred.

Relationships with Clients/Investors

Given PTA’s standing in the investment community, it has retained executives of public companies and other well connected individuals as advisory clients/investors.  While PTA may occasionally converse with these individuals as part of the normal course of its research/due diligence process, Portfolio Managers and Analysts must be aware that the relationship could incentivize those individuals to divulge additional information (including material non-public information) to PTA due to the potential for personal gain.  Accordingly, PTA will be cognizant of this potential conflict and take extra precautions when discussing investment matters with clients/investors employed by companies that represent current client holdings or potential investment recommendations of PTA.

Penalties for Trading on Insider Information

Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences.  Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

Procedures to follow if an Employee Possibly Possesses Material, Non-Public Information

If an Employee has questions as to whether they possess material, non-public information, the Employee must inform the CCO and CIO as soon as possible.  The Employee, CCO, and CIO will conduct research to determine if the information is likely to be considered important to investors in making investment decisions and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in insider trading, Employees:

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Shall not trade the securities of any company in which they are deemed insiders who may possess material, non-public information about the company.

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Shall not discuss any potentially material, non-public information with colleagues.

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Shall immediately report the potential receipt of non-public information to the CCO and CIO.

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Shall not proceed with any research, trading, etc. until the CCO and CIO inform the Employee of the appropriate course of action.

Serving as Officers, Trustees and/or Directors of Outside Organizations

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations by completing the Request for Approval of Outside Activity Form, which is attached to this policy.  These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions.  Employees may also receive compensation for such activities.

At certain times, PTA may determine that it is in the best interest of its Clients for an Employee to serve as an officer or on the board of directors of an outside organization.  For example, a company held in Client portfolios may undergo a reorganization that may affect the value of the company’s outstanding securities and the future direction of the company.  Employment with organizations outside of PTA can, however, raise serious regulatory issues and concerns, including conflicts of interest and access to material non-public information.

As an outside board member or officer, an Employee may come into possession of material non-public information about the outside company, or other public companies.  It is critical that a proper information barrier be in place between PTA and the outside organization, and that the Employee does not communicate such information to other Employees in violation of the information barrier.

Similarly, PTA may have a business relationship with the outside organization or may seek a relationship in the future.  In those circumstances, the Employee must not be involved in the decision to retain or hire the outside organization.

Employees are prohibited from engaging in such outside activities without the prior written approval from the CCO.  Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest.  Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Form ADV, Part II.

Diversion of Firm Business or Investment Opportunity

No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with PTA and in which he or she knows PTA might be expected to participate or have an interest, without disclosing in writing all necessary facts to the CCO, offering the particular opportunity to PTA, and obtaining written authorization to participate from the CCO (refer to the attached Request for Approval of Outside Activity Form).

Any personal or family interest of an Employee in any PTA business activity or transaction must be immediately disclosed to the CCO.  For example, if an Employee becomes aware that a transaction being considered or undertaken by PTA may benefit, either directly or indirectly, an Employee or Household Member, the Employee must immediately disclose this possibility to the CCO.

Loans

No Employee may borrow funds from or become indebted to any person, business or company having business dealings or a relationship with PTA, except with respect to customary personal loans (e.g., home mortgage loans, automobile loans, lines of credit, etc.), unless the arrangement is disclosed in writing and receives prior approval from the CCO.  No Employee may use PTA’s name, position in a particular market or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

Dealings with Government and Industry Regulators

PTA’s policy forbids payments of any kind by PTA, its Employees or any agent or other intermediary to any government official, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter.  This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances.  This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

It is expected and required that all Employees fulfill their personal obligations to governmental and regulatory bodies.  Those obligations include the filing of appropriate federal, state and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.

All Employees are required to cooperate fully with management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries brought by or against PTA.  Employees are expected, if requested, to provide PTA with reasonable assistance, including, but not limited to, meeting or consulting with PTA and its representatives, reviewing documents, analyzing facts and appearing or testifying as witnesses or interviewees or otherwise.

Political Contributions and Public Office

The following outlines PTA’s policies with respect to political contributions and public office:

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Contributions by PTA and/or Employees to politically connected individuals/entities are prohibited;

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An Employee is not permitted to make any contributions on behalf of PTA’s Clients or use PTA Client or Investor funds in any such manner; and

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An Employee is not permitted to hold a public office

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Improper Use of PTA Property

An Employee may not utilize property of PTA or utilize the services of PTA, its principals or employees, for his or her personal benefit or the benefit of another person or entity, without proper and express written approval of the CCO.  For this purpose, “property” means both tangible and intangible property, including PTA and Employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

Protection of PTA’s Name

Employees should at all times be aware that PTA’s name, reputation and credibility are valuable assets and must be safeguarded from any potential misuse.  Care should be exercised to avoid the unauthorized use of PTA’s name in any manner that could be misinterpreted to indicate a relationship between PTA and any other entity or activity.

Employee Involvement in Litigation or Proceedings

Employees must advise the CCO immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

Gifts and Entertainment

Employees generally may not accept/give limited investment opportunities, lavish gifts, or other extravagant gratuities (“gifts”) from/to individuals seeking to conduct business with PTA or individuals acting on behalf of a Client.  However, Employees may attend business meals, sporting events, and other entertainment events (“entertainment”) at the expense of a giver or PTA, as long as the expense is reasonable and not lavish or extravagant in nature.  Employees must report their intent to accept or give gifts over $100 and entertainment over $200 to the CCO by completing the attached Gift and Entertainment Report.

Employees are prohibited from giving gifts/entertainment that may be deemed excessive, and must obtain approval to give any gifts/entertainment with a value in excess of $100/$200 to any Client, prospective Client, or any individual or entity that PTA wishes to engage in a business capacity. PTA’s policy is an annual limit of three to five $300 gifts and entertainment combined, and no client may benefit more than one time per year.

Travel Expenses

Employees may charge to PTA normal and reasonable travel and travel-related expenses incurred for a PTA business purpose.  Such expenses may include meals and incidentals, travel costs, lodging expenses, business phone calls, and other miscellaneous travel related expenses.  When incurring such expenses, Employees must use reasonable judgment and generally be aware of escalating travel costs.  While PTA has not prescribed limits on such expenses, PTA may reiterate its policy with Employees as necessary and prescribe an expenditure limit at any time.

PTA will pay with prior approval from CCO / CIO all Employee travel expenses (airline, hotel, meals and incidentals) to and from any pre-approved conferences, company visits, etc.  In the event that any such expenses are incurred during the event (i.e., a broker charters a jet for numerous investment firms, including PTA, to visit a company, etc.), all expense activities are to be pre-approved by the CCO / CIO  of PTA.  If PTA has approval the expense, a reasonable travel expense is to be reimbursed and forwarded to the third-party.  PTA has adopted this policy in order to avoid any perceived conflict of interest associated with our relationships with outside service providers.

Disclosure

PTA shall describe its Code of Ethics in Form ADV, Part II and, upon request, furnish clients with a copy of the Code of Ethics.  All client requests for PTA’s Code of Ethics shall be directed to the CCO, who will maintain a record of the request, including the date PTA provided its Part II in response to such a request.

Recordkeeping

PTA shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of regulatory authorities or PTA’s management.5

•

A copy of this Code of Ethics and any other version of the code in effect at any time within the past five years;

•

A record of any violation of this Code of Ethics and action taken as a result of such violation (maintained for a period of not less than five years following the end of the fiscal year in which the violation occurred);

•

A record of all written acknowledgements (annual certifications) submitted annually by all persons employed by PTA regarding this Code of Ethics over the past five years;

•

A copy of each report made pursuant to this Code of Ethics by an Employee (maintained for at least five years after the end of the fiscal year in which the report was made);

•

A list of all persons required to make reports pursuant to this Code of Ethics over the past five years, or responsible for  reviewing  these reports;

•

A record of any decision, and the reasons supporting the decision, to approve the acquisition of any limited offering or IPO by Employees and their Household Members (maintained five years after the end of the fiscal year in which the approval was granted).

Responsibility

The CCO will be responsible for administering the Code of Ethics.  All questions regarding the policy should be directed to the CCO.  All Employees must acknowledge their receipt and understanding of the Code of Ethics upon commencement of their employment.

 Limited Offering and IPO Request and Reporting Form

Name of Issuer:

  ______________________________________________________________________

Type of Security:

_____________________________________________________________________

Public Offering Date:

________/____________/____________

(Proposed IPO investments only)

By signing below, I certify and acknowledge the following:

1.

I am not investing in this limited offering or IPO to profit improperly from my position as a PTA Employee.

2.

The investment opportunity did not arise by virtue of my activities on behalf of a PTA client.

3.

To the best of my knowledge, no PTA clients have any foreseeable interest in purchasing this security.

.

Furthermore, by signing below, I certify that I have read the PTA Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy.  I understand PTA reserves the right to direct me to rescind a trade even if approval is granted.  I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.  I have provided all offering materials related to this proposed investment to the CCO at his request.

Date:

  _____________

 Signature:  __________________________________

Print Name:

____________________________________________________

Sample Brokerage Letter

<DATE>

<NAME OF CUSTODIAN>

<ADDRESS>

<CITY, STATE ZIP>

Re:

Account No.

_______________________________

Account Name

_______________________________

Dear <NAME>,

As of <DATE>, please send to the undersigned a duplicate confirmation of each transaction in the above-named account and monthly brokerage account statements for the above-named account.

Please mail the confirmations and account statements to:

Lise Honore, CCO

Preservation Trust Advisors, LLC

One Embarcadero Center, Suite 1140

San Francisco, CA 94111

If you have any questions or concerns, please feel free to give me a call at (415) 438-170.

Thank you for your immediate attention to this matter.

Sincerely,

<employee name>

cc:

Lise Honore, CCO

Sample Quarterly Brokerage Letter to PTA’s CCO

<Date>

<NAME OF EMPLOYEE>

<ADDRESS>

<CITY, STATE, ZIP>

Re: Non-Trading Activity

Dear Lise Honore:

As of <Date>, please note that I did not have any trading transactions from <DATE> of employment by PTA.

As of <Date> please note that I did not open any new brokerage account from <DATE> of employment by PTA.

Sincerely,

<Employee name>

Cc: Lise Honore

Request for Approval of Outside Activity Form

The undersigned hereby requests approval for participation in the following outside activity:

Name and address of company or organization:  __________________________________________  ___

Nature of organization’s primary business or purpose:  ______________________________________ __

Is this a public company?  (YES/NO)  If YES, stock symbol:  ___________________________________

Description of anticipated role with organization:  ___________________                    _______________

___________________   ________________________________________________________________

Describe any compensation you will receive:  ____________________________________________ ___

If this request for approval is granted:

➢

I agree to notify the Chief Compliance Officer of any change in the above information.

➢

I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

➢

I am aware of no other employees who are officers or directors of the organization noted above.

➢

I agree to adhere to the insider trading policies of both Preservation Trust Advisors, LLC. (“PTA”) and the organization, and not to communicate any material non-public information in my possession regarding the organization to PTA’s investment advisory or research staff.

➢

I will avoid participation in discussions regarding service providers, investment management recommendations, or other arrangements with PTA or its affiliates, and will recuse myself from voting on any such matters pertaining to the company/organization listed above (and any of its affiliates, as applicable).

Signature of Employee

: ______________________________________

  Date: ____________________

Approved By: ______________________________________________

Date: ____________________

Miscellaneous Reporting under the Code of Ethics

Employees may utilize this attachment to report any disclosures/seek any approvals as specified by various provisions of the Code of Ethics.

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

_____________________________________________

Print Name

_____________________________________________

Signature

_____________________________________________

Date

Gift Report

Employee(s) Receiving/Giving (circle one) the Gift/Entertainment (circle one):

____________________________________________________________________________________

Describe the Gift/Entertainment:

____________________________________________________________________________________

____________________________________________________________________________________

Approximate Total Dollar Amount of Gift/Entertainment:

$__________________

Receiver/Giver of the Gift/Entertainment:

____________________________________________________________________________________

____________________________________________________________________________________

Has the Employee received/given additional Gifts and Entertainment from/to the third party listed above within the past 12 months?  If yes, list the Gifts and Entertainment received/given and the approximate value of the Gifts:

____________________________________________________________________________________

____________________________________________________________________________________

Relationship of the third party listed above to PTA and/or Employee(s):

____________________________________________________________________________________

Reason (if known) the Gift/Entertainment will be given by/given to PTA and/or Employee(s):

____________________________________________________________________________________

____________________________________________________________________________________

1

2

3

Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law.

4

In rare circumstances, exceptions may be granted by the CCO or CIO in writing to Household Members.  Clients will have priority over Household Members with respect to any limited offering or IPO in question.  Only after client accounts have been fully satisfied or the investment is deemed unsuitable for all clients will Household Members be granted approval to purchase limited offerings or IPOs.

5

Generally, such records must be maintained onsite, in an easily accessible manner, for the first two years after creation of the record.  PTA may store such records offsite for the remaining three plus years.